UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12


                              KENETECH CORPORATION
                (Name of Registrant as Specified in its Charter)

                        ________________________________

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.

[ ]      Fee  computed  on  table  below  per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                              KENETECH CORPORATION
                               500 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111


                      1999 Annual Meeting of Stockholders




July 12, 1999




Dear Stockholder:

     Enclosed you will find your 1999 Proxy, Proxy Statement and Notice of Annual Meeting of Stockholders of KENETECH Corporation, a Delaware corporation. Please review this material and then complete, execute and date the enclosed Proxy and promptly return it in the enclosed self-addressed postage-prepaid envelope in time for the annual meeting on Wednesday, August 18, 1999, at 10:00 A.M., at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, California. We hope you can attend.

     We ask that you (1) elect this year's three nominees to the Board of Directors, and (2) ratify the Board of Directors' appointment of KPMG LLP as the Company's independent auditors for the 1999 fiscal year.

     Also  enclosed is your copy of the  Company's  1998  Annual  Report on Form
10-K.

     We welcome any comments you have and hope to see you at the annual meeting.

     WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. SUBMITTING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE IN FAVOR OF ALL PROPOSALS.

Very truly yours,




Mark D. Lerdal
President and Chief Executive Officer

                              KENETECH CORPORATION
                         500 Sansome Street, Suite 410
                            San Francisco, CA 94111


                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           Wednesday, August 18, 1999
                                   10:00 A.M.




TO OUR STOCKHOLDERS:


     The Annual Meeting of Stockholders of KENETECH Corporation, a Delaware corporation (the "Company"), will be held at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, California, on Wednesday, August 18, 1999, at 10:00 A.M., local time, for the purpose of:

     1. Electing one director as a Class III Director of the Company to hold office for a three-year term, one director as a Class II Director of the Company to hold office for a two-year term and one Class I Director of the Company to hold office for a one-year term;

     2. Ratifying the Board of Directors' appointment of independent auditors to audit the financial statements of the Company for the 1999 fiscal year; and

     3. Acting upon all other matters which may properly come before the meeting.

     Stockholders of record at the close of business on June 21, 1999 are entitled to notice of, and to vote at, the meeting and any one or more adjournments or postponements thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company, 500 Sansome Street, Suite 410, San Francisco, California 94111.


By Order of the Board of Directors




Dianne P. Urhausen
Vice President and Secretary

San Francisco, California
July 12, 1999

                              KENETECH CORPORATION
                               500 Sansome Street
                        San Francisco, California 94111


PROXY STATEMENT

ANNUAL MEETING - 10:00 A.M., WEDNESDAY, AUGUST 18, 1999

Information Regarding Date, Time and Place of Meeting, Proxies and Solicitation

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of KENETECH Corporation (the "Company"), to be voted at the Annual Meeting of Stockholders at 10:00 A.M., Pacific Daylight Time, on Wednesday, August 18, 1999 and at any and all adjournments or postponements thereof. Such Annual Meeting will be held at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, California.

     The principal executive offices of the Company are located at 500 Sansome Street, Suite 410, San Francisco, California 94111.

     Solicitation of proxies by mail (including the mailing of the Proxy Statement and the accompanying form of Proxy to stockholders) is expected to commence on or about July 12, 1999 and the cost thereof will be borne by the Company. In addition to such solicitation by mail, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals and they will be reimbursed by the Company for postage and clerical expense in doing so. The Company may retain, at its expense, a proxy solicitation firm to assist it in soliciting proxies.

Voting Stock

     The securities of the Company entitled to be voted at the meeting consist of shares of its common stock, $0.0001 par value ("Common Stock"). Only stockholders of record at the close of business on June 21, 1999 (the "Record Date") will be entitled to receive notice of and to vote at the annual meeting. Assuming a quorum is present in person or by proxy, the affirmative vote of a majority of the votes represented is required for election of Directors. Each share of Common Stock is entitled to one vote on all matters. On the Record Date, 41,954,218 shares of Common Stock were issued and outstanding.

Voting Procedures

     In order for any business to be conducted, holders of more than 50% of the shares entitled to vote must be represented at the meeting, either in person or by proxy. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

     Votes cast by proxy or in person at the annual meeting will be tabulated and certified by the election inspector appointed for the meeting and the election inspector will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote as to which any abstention is indicated. Shares as to which proxies have been executed and not revoked will be voted as specified in the proxies. If no specification is made, the shares will be voted (1) "FOR" the election of the nominees for the Class I Director, Class II Director and Class III Director, and (2) "FOR" the ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 1999. If any other business properly comes before the stockholders for a vote at the meeting, the shares will be voted in accordance with the discretion of the holders of the proxy.

     If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to discretionary items. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, but will be counted as present for purposes of determining whether a quorum is present.

Revocability of Proxies

     If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. In addition, proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company, at the Company's executive offices, a signed written revocation or by submitting a later-dated proxy.

                             ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation, as amended to date, and Restated Bylaws, as amended to date, of the Company provide for a classified Board of Directors. The Company's Board of Directors is separated into three classes, and the Directors in each class are elected to serve for three-year terms. Following the 1999 Annual Meeting of Stockholders, the term of the Class I Director expires at the annual meeting of stockholders to be held in 2000, the term of the Class II Director expires at the annual meeting of stockholders to be held in 2001 and the term of the Class III Director expires at the annual meeting of stockholders to be held in 2002. Currently, there are no Class II Directors.

Current Nominees

     The three-year terms of the Company's Class III Directors will expire at the 1999 Annual Meeting of Stockholders. The Board of Directors has nominated Mark D. Lerdal for reelection as a Class III Director. If Mr. Lerdal is elected, he will serve as a Class III Director with a three-year term to expire at the annual meeting of stockholders to be held in 2002.

     The Board of Directors has nominated Gerald R. Morgan, Jr. for election to fill the remaining two years of a Class II Director term. If Mr. Morgan is elected, he will serve as a Class II Director with a two-year term to expire at the annual meeting of stockholders to be held in 2001.

     The Board of Directors has nominated Charles Christenson for election to fill the remaining one year of a Class I Director term. Mr. Christenson is currently serving as a Class III Director until the upcoming annual meeting. If elected, Mr. Christenson will serve as a Class I Director with a term to expire at the annual meeting of stockholders to be held in 2000.(1)
_________________________

(1) The Board of Directors by Unanimous Written Consent dated July 7, 1999, has reduced the size of the Board of Directors to three directors effective on the date of the Annual Meeting of Stockholders.

     The nominees have consented to serve if elected, and at the date of this Proxy Statement, the Company has no reason to believe that any of the named nominees will be unable to act. The Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Unless otherwise directed, the persons named as proxies intend to vote for the election of the nominees. Proxies cannot be voted for a greater number of persons than the three named nominees.

     Set forth below is certain information concerning each of the three nominees that will comprise the Board of Directors of the Company if elected at the annual meeting (2):

         Name                   Age           Position(s) with Company

Charles Christenson              68           Director
Mark D. Lerdal                   40           President, Chief Executive Officer
                                                and Director
Gerald R. Morgan, Jr.            36           Director

Biographical Information

     The Company was formed in 1986 as a holding company of KENETECH Windpower, Inc. (formerly, U.S. Windpower, Inc.). References to the Company are, prior to 1986, references to KENETECH Windpower, Inc.

CHARLES CHRISTENSON Mr.  Christenson  is the Royal Little  Professor of Business
                    Administration, Emeritus, at the Harvard University Graduate School of Business Administration and has served as a Director of the Company since January 1980. In the past, he was Deputy for Management Systems in the Office of the Assistant Secretary of the Air Force, and held a variety of teaching and administrative positions at the Harvard University Graduate School of Business Administration. He received his B.S. from Cornell University and his M.B.A. and D.B.A. from Harvard University. He is currently a Class III Director. If elected at the annual meeting, Mr. Christenson will be a Class I Director.

MARK D. LERDAL      Mr.  Lerdal has served as a Director  of the  Company  since
                    March  1996 and as Chief  Executive  Officer  and  President
                    since April 1996.  He served as Vice  President  and General
                    Counsel of the  Company  from April 1992 until  March  1996.
                    From April  1990 to March  1992 he served as Vice  President and Counsel of KENETECH Energy Systems, Inc., a wholly-owned subsidiary  of  the  Company.  He  received  his  A.B.  from
                    Stanford   University   and  his  J.D.   from   Northwestern
                    University School of Law. He is a Class III Director.

GERALD R. MORGAN,
JR. Mr. Morgan has served as Senior Vice President, Corporate Finance, for Security Capital Group since 1997. He has also served as Chief Financial Officer for Security Capital European Realty, a $1.5 billion private real estate operating company focused on European markets, since 1998 and served as Chief Financial Officer of Security Capital U.S. Realty from 1997 to 1998. From 1995 to 1997 he served as Vice President, Corporate Finance, of Security Capital Group and was responsible for treasury and corporate finance services to Security Capital and its affiliates including debt financing, cash management, merger and acquisition analysis and shareholder communications. Between 1993 and 1995, he served in various other capacities to Security Capital Group and its affiliates. He received his B.S. from Stanford University and his M.B.A from Stanford University Graduate School of Business. Mr. Morgan will be a Class III Director.
________________________

(2) Gerald R. Alderson and Angus M. Duthie will not stand for reelection to the Board of Directors of the Company.

     Mark D. Lerdal was a director and executive officer of KENETECH Windpower, Inc. (a wholly-owned subsidiary of the Company) within the two-year period prior to KENETECH Windpower, Inc.'s chapter 11 filing in the United States Bankruptcy Court on May 29, 1996. In addition, Charles Christenson is a named defendant in a class action filed against the Company and certain of its former officers and directors, in the United States District Court for the Northern District of California, alleging federal securities laws violations.

Board Meetings and Committees

     Regular meetings of the Board of Directors of the Company are conducted approximately four times each year. From time to time special meetings of the Board of Directors are conducted as required. The Board of Directors held five meetings during the fiscal year ending December 31, 1998. During fiscal 1998, each Director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

     The Board of Directors has a standing Audit Committee and Compensation Committee. The Audit Committee was comprised of Messrs. Christenson and Duthie during the fiscal year ending December 31, 1998. It is expected that Mr. Christenson will remain on the Audit Committee and a new member or members will be elected to the Committee at the Annual Meeting of the Board of Directors of the Company to be held immediately following the Annual Meeting of Stockholders. The functions performed by the Audit Committee include annually recommending to the Board of Directors the appointment of the independent auditors of the Company; reviewing the purpose, scope and general extent of the services of the independent auditors, their procedures and their fees; reviewing with the independent auditors the results of their annual audit, including any matters that the independent auditors bring to the attention of the Audit Committee; and reviewing with those responsible for managing the internal audit function of the Company the scope of their procedures, reports and recommendations, and other significant aspects of their functioning, including any matters that the personnel responsible for managing the internal audit function bring to the attention of the Audit Committee. The Audit Committee did not meet during the fiscal year ending December 31, 1998; during 1998, the Board of Directors performed the Audit Committee functions.

     The Compensation Committee was comprised of Messrs. Christenson and Duthie during the fiscal year ending December 31, 1998. It is expected that Mr. Christenson will remain on the Compensation Committee and a new member or members will be elected to the Committee at the Annual Meeting of the Board of Directors of the Company to be held immediately following the Annual Meeting of Stockholders. The Compensation Committee is responsible for determining the compensation for the Company's senior management and establishing compensation policies for the Company's employees generally. The Compensation Committee also administers the Company's stock option plan. The Compensation Committee held three meetings during the fiscal year ending December 31, 1998.

Executive Officers

     Set forth below are the names, ages, titles of, and certain information regarding, executive officers of the Company as of the date of this Proxy Statement. Officers are selected by the Board of Directors from time to time and hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

         Name                 Age             Position(s) with Company

Mark D. Lerdal                 40         President, Chief Executive Officer
                                              and Director
Dianne P. Urhausen             41         Vice President, General Counsel
                                              and Corporate Secretary

MARK D. LERDAL      Mr.  Lerdal has served as a Director  of the  Company  since
                    March  1996 and as Chief  Executive  Officer  and  President
                    since April 1996.  He served as Vice  President  and General
                    Counsel of the  Company  from April 1992 until  March  1996.
                    From April  1990 to March  1992 he served as Vice  President and Counsel of KENETECH Energy Systems, Inc., a wholly-owned subsidiary  of  the  Company.  He  received  his  A.B.  from
                    Stanford   University   and  his  J.D.   from   Northwestern
                    University School of Law. He is a Class III Director.

DIANNE P. URHAUSEN  Ms.  Urhausen  has  served  as  Vice  President,   Corporate
                    Secretary  and General  Counsel of the Company  since August
                    1998.  She served as  Administrative  Counsel and  Corporate
                    Secretary from August 1995 to August 1998. Prior to that, she was an Associate at the law firm of Thelen, Marrin, Johnson & Bridges. She received her B.A. from St. Mary's
                    College of California and her J.D. from the University of San Francisco.

Executive Compensation

  Directors

     Each Director receives a quarterly retainer of $5000 plus a $500 fee for each board meeting attended. In addition, each Director who serves on the Audit Committee or the Compensation Committee receives a meeting fee of $500 for attending any meeting of such Committees not held in conjunction with a meeting of the Board of Directors.

     Under the Automatic Option Grant Program of the Company, each person who was a director at the time of the Company's initial public offering received at the commencement of such offering, and each new Director thereafter received at the time he became a director, an automatic option to purchase 5,000 shares of Common Stock at 100% of the fair market value on the date of grant. In addition, at each annual stockholders' meeting, each person who had been a director for at least six months had been granted an option to purchase 1,000 shares of Common Stock. The Automatic Option Grant Program has been discontinued and the Directors have not received any automatic option grants since 1995. See "Stock Plans" below.

     The Company reimburses Directors for their reasonable expenses associated with attending Board of Directors meetings and provides the Directors with liability insurance with respect to their activities as directors of the Company.

  Executive Officers

     The following table sets forth, for the fiscal years ended December 31, 1998, 1997 and 1996, for services rendered in all capacities to the Company, all compensation, awarded to, earned by or paid to (i) all individuals serving as Chief Executive Officer during 1998, and (ii) the four most highly compensated executive officers of the Company in addition to the Chief Executive Officer who were serving as executive officers at the end of 1998.

SUMMARY COMPENSATION TABLE

                                           SUMMARY COMPENSATION TABLE
================================================================================================================
                                                                            Long-Term
                                                                           Compensation   All Other Compensation
                                         Annual Compensation                  Awards              ($)(3)(4)
                             -------------------------------------------   ------------   ----------------------
                                                                            Securities
                                                            Other Annual    Underlying
Name and Principal Position                                 Compensation     Options
                             Year   Salary ($)   Bonus ($)      ($)(1)        (#)(2)
==========================   ----   ---------   ---------   ------------   ------------   ----------------------
Mark D. Lerdal               1998   $ 443,189   $        -   $     23,500              -   $                1,152
  President and Chief        1997   $ 401,295   $  250,000   $     21,500              -   $            1,165,071
  Executive Officer          1996   $ 387,762   $  300,000   $     21,500        500,000                    1,152
==========================   ----   ---------   ----------   ------------   ------------   ----------------------
Michael U. Alvarez (5)       1998   $ 382,005   $2,887,980(6)           -              -   $                1,388
  Vice President, Chief      1997   $ 351,134   $  364,920              -              -   $                1,388
  Financial Officer and      1996   $ 380,152   $  200,000              -        250,000                    1,388
  Assistant Secretary
==========================   ----   ---------   ----------   ------------   ------------   ----------------------
Aaron T. Samson (5)          1998   $ 155,637   $2,498,779(6)           -              -   $                    -
  Vice President (KENETECH   1997   $ 150,486   $  619,190              -              -                        -
  Energy Systems, Inc.)      1996   $ 135,755   $  350,000(6)           -              -                        -
==========================   ----   ---------   ----------   ------------   ------------   ----------------------
Scott J. Taylor (5)          1998   $ 161,525   $2,536,779              -              -   $                    -
  Vice President (KENETECH   1997   $ 150,486   $  111,190              -              -                        -
  Energy Systems, Inc.)      1996   $ 133,025      195,000              -              -                        -
==========================   ----   ---------   ----------   ------------   ------------   ----------------------
Mervin E. Werth (5)          1998   $ 139,645   $  100,000(6)           -              -                        -
  Controller,                1997   $ 125,405   $        -              -              -                        -
  Chief Accounting Officer   1996   $ 125,405   $  125,000              -              -                        -
  and Assistant Treasurer
==========================   ----   ---------   ----------   ------------   ------------   ----------------------

______________

(1) Includes $23,500 in 1998 and $21,500 in 1997 and 1996 for director's fees for Mark D. Lerdal.

(2) Shares of Common Stock subject to stock options granted during the fiscal year. No stock appreciation rights were granted during 1998, 1997 or 1996.

(3) Includes $1,152 and $1,388 for 1998, 1997 and 1996 for insurance premiums paid by the Company with respect to term life insurance for the benefit of Mark D. Lerdal and Michael U. Alvarez, respectively, and a pre-paid severance payment in 1997 of $1,163,919 for Mark D. Lerdal.

(4) Mr. Werth, the other defendants and the Company are jointly represented by the same counsel in the class action filed against the Company and certain of its former officers and current and former directors, in the United States District Court for the Northern District of California, alleging federal securities laws violations. The Company has paid a portion of such counsel's legal fees, however, such fees have not been apportioned among the individual defendants.

(5) Mr. Alvarez's employment agreement expired and Mr. Werth, Mr. Taylor and Mr. Samson entered into separation agreements with the Company effective March 31, 1999.

(6) Bonuses paid in 1998 in connection with the sale of the Company's indirectly held 50% equity interest in a partnership that owns a gas-fired cogeneration facility of approximately 540 MW currently under construction in Penuelas, Puerto Rico (the "EcoElectrica Project") and other associated contract rights (collectively, the "EcoElectrica Project Interest") and other asset sales.

     No options or stock appreciation rights were awarded to the Chief Executive Officer or the named executive officers of the Company during the fiscal year ended December 31, 1998.

     The following table sets forth information concerning option exercises and option holdings for the fiscal year ending December 31, 1998, with respect to the Chief Executive Officer and the named executive officers of the Company. No stock appreciation rights were outstanding during such fiscal year.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
==================================================================================================================
                                                         Number of Securities            Value of Unexercised
                         Shares                     Underlying Unexercised Options       In-the-Money Options
                      Acquired on      Value              At Fiscal Year-End              At Fiscal Year-End
Name                  Exercise (#)   Realized ($)     Exercisable/Unexercisable      Exercisable/Unexercisable (1)
===================   ------------   ------------   ------------------------------   -----------------------------
Mark D. Lerdal                   -              -                   46,000/520,000                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------
Michael U. Alvarez               -              -                  140,000/270,000                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------
Aaron T. Samson                  -              -                         25,000/-                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------
Scott J. Taylor                  -              -                         10,000/-                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------
Mervin E. Werth                  -              -                         22,500/-                             -/-
===================   ------------   ------------   ------------------------------   -----------------------------
________________


(1) Mr. Alvarez's employment agreement expired and Mr. Werth, Mr. Taylor and Mr. Samson entered into separation agreements with the Company effective March 31,1999. All options held by such persons expired June 30, 1999.
(2) The exercise price of all options exceeds the market price of the underlying shares at December 31, 1998.

Stock Plans

     The 1993 Option Plan (described below) and the 1993 Employee Stock Purchase Plan (the "Purchase Plan") were implemented in September 1993. The Purchase Plan was discontinued following the August 1996 semi-annual purchase date. No Options have been granted under the 1993 Option Plan since 1996.

     The Company has registered shares of Common Stock reserved for issuance under the 1993 Option Plan thus permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act of 1933.

     Under the 1993 Option Plan, key employees (including officers), consultants to the Company and directors are provided an opportunity to acquire equity interests in the Company. The 1993 Option Plan contains three separate components: (i) a Discretionary Option Grant Program, under which key employees (including officers) and consultants may be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value of such shares on the grant date; (ii) an Automatic Option Grant Program, under which option grants were automatically made at periodic intervals to directors to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date (this part of the plan has been discontinued); and (iii) a Stock Issuance Program, under which eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of the shares (at fair market value or at discounts of up to 15%) or as a bonus tied to the performance of services or the Company's attainment of prescribed milestones.

     The options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program were non-statutory options. Options may be granted or shares issued in the Discretionary Option Grant and Stock Issuance Programs to eligible individuals in the employ or service of the Company or any parent or subsidiary corporation now or subsequently existing.

     Under the Automatic Option Grant Program, each person who was a director at the time of the Company's initial public offering, received at the commencement of such offering, and each new director thereafter was, at the time he or she became a director, to receive an automatic option grant for 5,000 shares of Common Stock. In addition, at each annual stockholders' meeting, beginning with the 1994 annual meeting, each person who had been a director for at least six months was to be granted an option to purchase 1,000 shares of Common Stock. If more than 50% of the outstanding Common Stock were to be acquired in a hostile tender offer, each option granted under the Automatic Option Grant Program that has been outstanding for at least six months is to be automatically converted into the right to receive from the Company the excess of the tender offer price over the option price. No grants under the Automatic Option Grant Program have been made since 1995.

     A total of 6,688,020 shares of Common Stock were originally reserved for issuance over the ten-year term of the 1993 Option Plan.

     Options have maximum terms of ten years measured from the grant date. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and only the optionee may during the optionee's lifetime, exercise the option. The optionee does not have any stockholder rights with respect to the option shares until the option is exercised and the option price is paid for the purchased shares. Individuals holding shares under the Stock Issuance Program will, however, have full stockholder rights with respect to those shares, whether the shares are vested or unvested. The Plan Administrator under the 1993 Option Plan has the authority to cancel outstanding options under the Discretionary Option Grant Program (including options incorporated from the predecessor plan) in return for the grant of new options for the same or a different number of shares with an exercise price based on the lower fair market value of the Common Stock on the new grant date. The Board of Directors may terminate the 1993 Option Plan at any time, and the 1993 Option Plan will in all events terminate on June 20, 2003.

     All of the Company's employees are eligible to participate in the Discretionary Option Grant Program. Non- employee directors are not eligible to participate in the Discretionary Option Grant and Stock Issuance Programs.

     If the Company is acquired by merger, consolidation or asset sale, or there is a hostile change in control of the Company, each option granted under the Discretionary Option Grant Program will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest.

Employment   Contracts,   Termination   of  Employment   and   Change-In-Control
Arrangements

     Mr. Lerdal is the only named executive officer of the Company currently under an employment agreement. Mr. Alvarez's employment agreement expired March 31, 1999. Messrs. Samson, Taylor and Werth were under employment agreements or retention agreements during the fiscal year ended December 31, 1998 and entered into the severance agreements described below.

     The Company entered into an Employment Agreement with Mr. Lerdal on April 1, 1996. Mr. Lerdal's initial employment period ran for a period of three years ending March 31, 1999 and the Agreement is automatically renewable for an unlimited series of one-year periods unless one party notifies the other of the intent not to renew. The Agreement has been renewed for a one-year period ending March 31, 2000. Pursuant to the terms and conditions of the Agreement, Mr. Lerdal (i) received a bonus of $100,000 upon execution of the Agreement, (ii) will receive a minimum annual base salary of $400,000 (subject to yearly adjustment), (iii) will be eligible to receive an annual bonus of up to 25% of his base salary, and (iv) was eligible to earn additional bonuses of up to $450,000 upon the occurrence of certain stated objectives. All of the objective payments have been earned including the $250,000 paid as a bonus in 1997. In the event of Mr. Lerdal's involuntary termination (other than for cause) including non-renewal of the employment period, he is eligible to receive a severance payment equal to two years base salary plus health care and life insurance coverage for an additional two years. In the event of Mr. Lerdal's involuntary termination or resignation within six months of a change in control, Mr. Lerdal will receive a lump sum payment equal to one year's salary in addition to the payments set forth in the immediately preceding sentence. The severance provisions of such agreement were pre-funded in March 1997.

     The Company and certain direct or indirect wholly-owned subsidiaries entered into an Employment Agreement with Mr. Alvarez that became effective December 1, 1997 (such agreement superseded Mr. Alvarez's prior employment agreement). The Employment Agreement provided that Mr. Alvarez was to be employed (unless terminated for cause) at his annual base salary of $350,000 until the later of (i) December 31, 1998, (ii) 90 days following the sale of the EcoElectrica Project Interest, or (iii) the date on which all payments under the Agreement had been made. Accordingly, Mr. Alvarez's Employment Agreement expired March 31, 1999. Under the terms of the Employment Agreement, Mr. Alvarez was paid a bonus in 1997 upon the closing of the construction financing for the EcoElectrica Project, a bonus in 1998 upon the closing of the sale of the EcoElectrica Project Interest and other bonuses in 1997 and 1998 from the proceeds of the sale of certain other assets of KENETECH Energy Systems, Inc. (see Summary Compensation Table). Mr. Alvarez received a bonus in 1999 upon the sale of the Company's 50% indirectly held interest in a partnership that owned a
17.8 MW wood-fired electric generating station located in Chateaugay, New York (the "Chateaugay Project").

     The Company and certain direct or indirect wholly-owned subsidiaries entered into an Employment Agreement with Mr. Samson effective December 1, 1997 that provided that Mr. Samson would be employed at an annual base salary of $150,486 for a period ending on the latest to occur of (i) 90 days following the later to occur of commercial operations or sale of the EcoElectrica Project, or
(ii) the date of final payment of all amounts due under the Agreement. Under the terms of the Agreement, Mr. Samson was paid a bonus in 1997 upon the closing of the construction financing for the EcoElectrica Project, a bonus in 1998 upon the closing of the sale of the EcoElectrica Project Interest and other bonuses in 1997 and 1998 from the proceeds of the sale of certain other assets of KENETECH Energy Systems, Inc. (see Summary Compensation Table). Pursuant to the terms of a Separation Agreement and Mutual Release entered into by the Company, certain direct or indirect wholly-owned subsidiaries of the Company and Mr. Samson as of March 31, 1999, upon mutual agreement, Mr. Samson's Employment Agreement was terminated and he received a lump sum payment of $211,407 consisting of amounts still due under the Employment Agreement, severance and accrued vacation. Mr. Samson received a bonus in 1999 upon the sale of the Company's indirectly held interest in the Chateaugay Project.

     The Company and certain direct or indirect wholly-owned subsidiaries entered into an Employment Agreement with Mr. Taylor effective December 1, 1997 that provided that Mr. Taylor would be employed at an annual base salary of $150,486 for a period ending on the latest to occur of (i) 90 days following the later to occur of commercial operations or sale of the EcoElectrica Project, or
(ii) the date of final payment of all amounts due under the Agreement. Under the terms of the Agreement, Mr. Taylor was paid a bonus in 1997 upon the closing of the construction financing for the EcoElectrica Project, a bonus in 1998 upon the closing of the sale of the EcoElectrica Project Interest and other bonuses in 1997 and 1998 from the proceeds of the sale of certain other assets of KENETECH Energy Systems, Inc. (see Summary Compensation Table). Pursuant to the terms of a Separation Agreement and Mutual Release entered into by the Company, certain direct or indirect wholly-owned subsidiaries of the Company and Mr. Taylor as of March 31, 1999, upon mutual agreement, Mr. Taylor's Employment Agreement was terminated and he received a lump sum payment of $194,099 consisting of amounts still due under the Employment Agreement, severance and accrued vacation. Mr. Taylor received a bonus in 1999 upon the sale of the Company's indirectly held interest in the Chateaugay Project.

     Mr. Werth and the Company entered into a retention incentive agreement in 1998 pursuant to which Mr. Werth received a quarterly bonus for each calendar quarter of 1998 (see summary Compensation Table). Pursuant to the terms of a Separation Agreement and Mutual Release entered into by the Company and Mr. Werth as of March 31, 1999, upon mutual agreement, Mr. Werth's employment with the Company terminated effective March 31, 1999 and he received a lump sum payment of $281,250 consisting of a bonus payment, severance and accrued vacation.

Compensation Committee Interlocks and Insider Participation

     During 1998, Messrs. Christenson and Duthie served as members of the Compensation Committee of the Company. Neither member has ever been an officer or employee of the Company. Mr. Lerdal may have attended meetings of the Committee, but was not present during deliberations or discussions regarding his own compensation. No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors reviews, recommends and approves the compensation arrangements for senior management of the Company with respect to salaries, bonuses and grants of options to purchase shares of Common Stock under the Company's 1993 Option Plan.

     Cash Based Compensation

     All of the executives in the Summary Compensation Table had employment contracts with the Company. The contracts were negotiated by the Chief Executive Officer of the Company and approved by the Compensation Committee. The Company had survey information from previous years that it used to determine the base salary of the executives. The bonus awards for 1998 were payable by formula included in the contracts. The contracts enumerated certain payments when certain events occurred. The largest event in 1998 was the sale of the EcoElectrica Project Interest. The bonus payments were based on a percentage of the proceeds received from the sale of such project.

     Compensation of the Chief Executive Officer

     Mr. Lerdal has an employment agreement dated April 1, 1996. The initial term was for three years and is subject to renewal periods of one year. The agreement has been renewed to March 31, 2000. His base salary and bonus opportunities are set forth in such employment agreement. The agreement provides for a base salary of $400,000 per year. Such amount is subject to adjustment annually on July 1 of each year. No adjustments have been made to the base amount. The Compensation Committee is the sole determinant of whether, and in what amount, any bonuses are to be paid to Mr. Lerdal. No bonus was paid to Mr. Lerdal in 1998.

     Stock Option Grants

     Historically, stock option grants were the principal vehicle for the payment of long term compensation to the Company's employees. No grants have been made to any of the Company's employees since 1996 because the value of the Company's stock was too uncertain to either retain employees or reward them for their efforts.

                                                     Charles Christenson
                                                     Angus M. Duthie

Performance Graph

     The following performance graph reflects the cumulative total stockholders' return on Common Stock as compared with the cumulative total return of the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index, the Nasdaq Financial Index, the S&P Midcap 400 Index and the S&P Energy Sector Index. The graph assumes a $100 investment in Common Stock of the Company and a $100 investment in each of the indices beginning on December 31, 1993 and ending December 31, 1998. The graph also assumes that any dividends were reinvested. The Company chose the Indexes included in the performance graph because it does not believe it can reasonably identify a peer group. In addition, there are no public companies known to the Company with a similar scope of business as the Company.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
[CHART]

                                                            END OF FISCAL YEAR
                                            12/93     12/94    12/95    12/96    12/97    12/98
KENETECH Corporation                        100.00     71.43     8.07     0.25     0.31     1.24
Nasdaq Stock Market (U.S.)                  100.00     97.75   138.26   170.03   208.28   293.49
Russell 2000                                100.00     98.17   126.06   146.85   179.80   178.62
Nasdaq Financial                            100.00    100.24   146.03   187.20   285.97   277.16
S&P Midcap 400                              100.00     96.42   126.25   150.49   199.03   227.74
S&P Energy Sector                           100.00    103.84   135.79   170.79   213.91   215.06



Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 5, 1999 for (i) each person known to the Company beneficially to own 5% or more of the outstanding shares,
(ii) each of the Company's Directors and nominees for Director, the Chief Executive Officer and the named executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


                                                Name of
   Number of Shares                         Of Common Stock                    Percentage of
Beneficial Owners (1)                     Beneficially Owned (2)           Shares Outstanding (3)
Mark D. Lerdal................................... 11,411,458                   27.2% Common
500 Sansome Street, San Francisco, CA

Gerald R. Alderson.................................... 7,000                              *

Charles Christenson.................................. 67,000                              *

Angus M. Duthie..................................... 159,720                              *

Gerald R. Morgan, Jr...................................... 0                              *

Michael U. Alvarez (4)................................ 1,441                              *

Aaron T. Samson (4)..................................... 329                              *

Scott J. Taylor (4)....................................... -                              *

Mervin E. Werth (4)....................................... -                              *

All Directors and Executive Officers as a
Group (including former Executive
Officers who are named executive
officers) (10 persons)........................... 11,646,948                   27.7% Common


(1) Information for beneficial owners of 5% or more of the Company's Common Stock is reported from and as of the date of such owner's latest Schedule 13D or 13G (as amended) filed with the Securities and Exchange Commission.

(2) Except as otherwise specifically noted, the number of shares stated as being beneficially owned includes

     (a) all options under which officers or directors could acquire common stock currently and within 60 days following July 5, 1999 (i.e., Gerald R. Alderson (7,000 shares), Charles Christenson (47,000 shares), Angus M. Duthie (47,000 shares), Mark D. Lerdal (46,000 shares) and all directors and officers as a group (147,000 shares)), and

     (b)  shares believed by the Company to be held beneficially by spouses.

     The inclusion of shares herein, however, does not constitute an admission that the persons named as stockholders are direct or indirect beneficial owners of such shares.

(3)  * Does not exceed one percent of the class so owned.

(4) Mr. Alvarez's employment agreement expired and Mr. Werth, Mr. Taylor and Mr. Samson entered into separation agreements with the Company effective March 31, 1999. Options held by such persons expired June 30, 1999.

Registration Rights

     The beneficial holders (or their transferees) of approximately 14,000,000 shares of Common Stock, are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933 (the "Securities Act"). Under the terms of the Registration Rights Agreements, dated as of June 28, 1985 (the "Registration Rights Agreement"), between the Company and such holders, if the Company proposes to register any of its securities under the Securities Act, either for its own account or the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein; provided, among other conditions, that the underwriters of any offering have the right to limit the number of shares included in such registration. In addition, for a period of eight years after September 21, 1993, the date of the Company's initial public offering of its Common Stock, a holder or holders of an aggregate of 40% or more of the shares subject to such registration rights may require the Company on not more than six occasions to file a registration statement under the Securities Act with respect to their shares of Common Stock.

     Additionally, parties to the Stock Purchase Agreement dated as of June 30, 1992, and the Note Purchase Agreement dated as of June 25, 1992 (the "Notes"), are entitled to notice of any registration of Common Stock proposed by the Company, either for its own account or the account of other security holders exercising registration rights, and, are entitled to include shares of the Common Stock which they own by virtue of the conversion of the preferred stock and/or Notes obtained pursuant to such agreements, subject to (i) the underwriters' limitations, and (ii) in the case of a secondary offering on behalf of holders of registration rights pursuant to the Registration Rights Agreement, the consent of the holders of such rights. The parties to such agreements are also given the right to require the Company to register their shares of Common Stock, but may exercise such right not more than once every two years.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to ratification by the stockholders at the annual meeting, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the appointment of the independent public accounting firm of KPMG LLP ("KPMG") to audit the Company's financial statements for the current fiscal year ending December 31, 1999. It is expected that a representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     If the foregoing recommendation is rejected or if KPMG declines to act or otherwise becomes incapable of acting or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the 1999 Annual Meeting of Stockholders shall be subject to ratification by the stockholders.

THE BOARD OF DIRECTORS URGES ALL STOCKHOLDERS, REGARDLESS OF THE NUMBER OF SHARES HELD BY THEM, TO VOTE THEIR SHARES IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT AUDITORS.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and persons owning more than ten percent of the Company's stock are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of Forms 3, 4 and 5 and amendments thereto received by the Company and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ending December 31, 1998, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of the Company's stock were complied with.

Nomination  and  Stockholder  Proposal  Deadline  for 2000  Annual  Stockholders
Meeting

     Any nominations for the election of directors or stockholder proposal intended to be presented at the next Annual Meeting of Stockholders (to be held for the fiscal year ending December 31, 1999) must be in writing and received at the Company's principal executive offices for inclusion in the Company's proxy statement and form of proxy relating to such meeting not later than May 18, 2000, unless the Company notifies the stockholders otherwise. Any such nomination or proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Written requests for inclusion should be addressed to Corporate Secretary, KENETECH Corporation, 500 Sansome Street, Suite 410, San Francisco, California 94111.

Stockholder List

     The Company will maintain at its principal executive offices at 500 Sansome Street, Suite 410, San Francisco, California, a list of the stockholders that are entitled to vote at the annual meeting. The list will be open for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours for a period of 10 days prior to the meeting. The list will also be available for examination at the annual meeting.

Annual Report and Form 10-K

     The 1998 Annual Report of the Company, in the form of the Company's Annual Report on Form 10-K, without exhibits, for the fiscal year ending December 31, 1998, has been mailed with this Proxy Statement to stockholders of record on the Record Date. In addition, the EDGAR version of such report (with exhibits) is available at the World Wide Web site of the Securities and Exchange Commission (www.sec.gov).

Contacting the Transfer Agent

     Any stockholder inquiries to the Company's transfer agent, ChaseMellon Shareholder Services, may be directed to 800-356-2017 or to ChaseMellon's Word Wide Web site (www.chasemellon.com).

Other Matters That May Come Before the Meeting

     As of this date, the Company is not aware that any matters are to be presented for action at the meeting other than those referred to in the Notice of Annual Meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.



                                         By Order of the Board of Directors,



                                         Dianne P. Urhausen
                                         Vice President and Secretary



San Francisco, California
July 12, 1999

                                   APPENDIX A


PROXY                        KENETECH CORPORATION                        PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, AUGUST 18, 1999

     The undersigned hereby appoints Dianne P. Urhausen and Mark D. Lerdal, and each of them as attorneys and proxies of the undersigned, with full power and substitution, to vote all of the shares of stock of KENETECH Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of KENETECH Corporation to be held at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, California, on Wednesday, August 18, 1999, at 10:00 A.M., local time, and at any one or more adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS LISTED IN PROPOSAL 2 AND AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT OF KENETECH CORPORATION DATED JULY 12, 1999. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                         (Continued, and to be signed on the other side)

                                                                     Please mark
                                                                [ X ] your votes
                                                                         as this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW


1. To elect one director as a Class I Director to hold office for a one year term, to elect one director as a Class II Director to hold office for a two-year term and to elect one director as a Class III Director to hold office for a three year term.


                                        WITHHOLD
                              FOR       FOR ALL
                             [   ]      [   ]
Class I Nominee:        Class II Nominee:                     Class III Nominee:
Charles Christenson     Gerald R. Morgan, Jr.                    Mark D. Lerdal

FOR all nominees listed above (except as indicated to the contrary).
WITHHOLD AUTHORITY to vote for all nominees listed above.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
--------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.
2. To ratify the appointment of the Independent Auditors.
                                       FOR    AGAINST  ABSTAIN
                                      [   ]    [   ]    [   ]

                            I PLAN TO ATTEND THE MEETING. [   ]

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.




Signature(s) ________________________________          Date ___________________
NOTE: Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the Untied States.

                              FOLD AND DETACH HERE

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